UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

NextCure, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38905 (Commission File Number)	47-5231247 (IRS Employer Identification No.)

9000 Virginia Manor Road, Suite 200 Beltsville, Maryland	20705
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (240) 399-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

On June 20, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected the two Class II members of the Board, each to serve for a three-year term expiring at the Company’s 2027 Annual Meeting of Stockholders and until such director’s earlier death, resignation, or removal from the Board; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and (iii) did not approve a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to provide for the exculpation of Company officers. Set forth below are the voting results for each of the proposals voted upon by the Company’s stockholders at the Annual Meeting.

Proposal No. 1: Election of Class II Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Elaine V. Jones, Ph.D.	11,788,402	1,722,327	2,402	8,403,929
Ellen G. Feigal, M.D.	12,945,547	565,182	2,402	8,403,929

Proposal No. 2: Ratification of Appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

For	Against	Abstain	Broker Non-Votes
21,818,499	98,189	372	-

Proposal No. 3: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the exculpation of Company officers

0
For		Against	Abstain	Broker Non-Votes
	10,638,433	2,863,486	11,212	8,403,929

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November
Dated: June 21, 2024	NEXTCURE, INC.

	By:	/s/ Steven P. Cobourn
	Name:	Steven P. Cobourn
	Title:	Chief Financial Officer